UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CNL Healthcare Properties II, Inc.

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CNL HEALTHCARE PROPERTIES II, INC.	April 19, 2017

PROXY

STATEMENT

2017

Annual Meeting of Stockholders

The 2017 Annual Meeting of Stockholders of CNL Healthcare Properties II, Inc. will be held as follows:

Date:	June 12, 2017

Time:	11:00 a.m. Eastern Time

Place:	CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801

April 19, 2017

Notice of Annual Meeting of Stockholders to be held on June 12, 2017

The 2017 Annual Meeting of Stockholders of CNL Healthcare Properties II, Inc. will be held as follows:

Date		Monday, June 12, 2017

Time		11:00 a.m. Eastern Time

Place		CNL Center at City Commons
Tower I, 13th Floor
450 South Orange Avenue
Orlando, Florida 32801

Items of Business		We are holding the annual meeting of the stockholders of CNL Healthcare Properties II, Inc. for stockholders to consider and vote upon the following matters:

	1.	The election of five director nominees named in the accompanying Proxy Statement.

	2.	The ratification of the selection of our independent auditor.

	3.	Such other matters as may properly come before the meeting.

Record Date		Stockholders of record as of the close of business on March 31, 2017 will be entitled to vote at the meeting.

Voting		You may vote prior to the meeting by telephone, internet or mail, or you may vote your shares in person at the Annual Meeting. Please refer to the instructions under “Voting Methods” in the accompanying Proxy Statement Summary.

By order of the Board of Directors,

Tracey B. Bracco
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to

be Held on June 12, 2017: The Proxy Statement and annual report to stockholders are available on our website at CNLHealthcarePropertiesII.com and at www.proxyvote.com.

CNL HEALTHCARE PROPERTIES II, INC. 2017

Proxy Statement Summary

Provided below are highlights of certain information contained in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement before you vote.

Throughout this Proxy Statement, the terms “we,” “us,” “our,” the “Company,” and “CNL Healthcare Properties II” refer to CNL Healthcare Properties II, Inc.

Annual Meeting Information

Date	Monday, June 12, 2017

Time	11:00 a.m. Eastern Time

Place	CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801

Record Date	March 31, 2017

Attending the Meeting	Please see Voting and Attendance Information beginning on page 20 for information regarding attending the meeting in person.

Voting Methods	Stockholders as of the record date are entitled to vote by internet, by phone, or by completing and returning their proxy card or voting instruction card. If you hold your shares in street name, please see Voting and Attendance Information beginning on page 20 for more information about voting.

Vote by internet at www.proxyvote.com using the control number on your proxy card or Notice Regarding the Availability of Proxy Materials.

Vote by telephone by calling 1-800-690-6903 and using the control number on your proxy card or Notice Regarding the Availability of Proxy Materials.

To vote by mail, mark, sign and date the proxy card and return it in the accompanying envelope (if you received these materials by mail). If you did not receive these materials by mail, you may also request a paper copy of the proxy card and submit your vote by mail.

You may attend the meeting and vote in person. Even if you plan to attend the meeting, you are encouraged to vote by proxy prior to the meeting in one of the above ways. If you attend the meeting and wish to vote in person, your proxy will not be used.

Voting Matters and Vote Recommendation

Matter	Board Vote Recommendation	Page Reference
1. Election of five directors	FOR each director nominee	2 – 17

2. Ratification of the selection of the independent auditor	FOR	17 – 19

This Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card are first being sent or given to stockholders on or about April 19, 2017.

Item 1 – Election of Directors

Our Board of Directors (the “Board”) has nominated the five directors listed below to be elected to one year terms expiring at the 2018 Annual Stockholders’ Meeting. Each of these nominees is currently serving on the Board, and each has consented to serve if elected. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may designate.

Director Criteria, Qualifications and Experience

Each director is responsible for identifying and recommending qualified individuals to become Board members. The Board considers many factors with regard to each candidate, including nominees recommended by stockholders. In evaluating nominees for director the Board considers, among other things, the individual’s character and professional ethics, judgment, integrity, diversity, prior professional experience, background, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the Board’s Audit Committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. The Board seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire Board. The Board assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the Board’s collective skill set that should be addressed in the nominating process. The Board made such an assessment in connection with director nominations for the 2017 Annual Meeting of Stockholders and determined that the composition of the current Board, all of the members of which have been nominated at the 2017 Annual Meeting, satisfies its diversity objectives.

Director Nominees

The Board recommends a vote FOR each of these nominees to hold office for a term expiring at the 2018 Annual Stockholders’ Meeting and until their successors are elected and qualified.

Thomas K. Sittema	Other Directorships
Age 58	Corporate Capital Trust, Inc. (Chair)
Director since July 2015	Corporate Capital Trust II (Chair)
Chairman of the Board since November 2015	CNL Healthcare Properties, Inc. (Chair)
CNL Real Estate Group, Inc.
CNL Lifestyle Properties, Inc. (Vice Chair)
CNL Growth Properties, Inc. (Chair)
Crescent Holdings, LLC

Mr. Sittema, Director and Chairman of the Board. Mr. Sittema has served as our chairman of the Board since November 2015 and as our director since our inception on July 10, 2015. He has served as chief executive officer of CHP II Advisors, LLC, our advisor (the “Advisor”), since its inception on July 9, 2015. Mr. Sittema also serves as chairman of the board of CNL Healthcare Properties, Inc., a public, non-traded REIT, since June 2016 and as a director since April 2012. He served as vice chairman of the board of CNL Healthcare Properties, Inc. from April 2012 to August 2016 and chief executive officer from September 2011 to April 2012. Mr. Sittema has served as chief executive officer of the advisor of CNL Healthcare Properties, Inc. since September 2011. Mr. Sittema has also served as vice chairman of the board of directors and a director of CNL Lifestyle Properties, Inc. since April 2012. He served as chief executive officer of CNL Lifestyle Properties, Inc. from September 2011 to April 2012, and has served as chief executive officer of its advisor since September 2011. Mr. Sittema has served as chief executive officer of CNL Financial Group, Inc. (“CNL”) (January 2011 to present) and as president (August 2013 to present) and previously served as vice president (February 2010 to January 2011). He has also served as chief executive officer and president of our sponsor, CNL Financial Group, LLC (the “Sponsor”), since August 2013 and has served as chief executive officer and a director of an affiliate of CNL (October 2009 to present) and president (August 2013 to present). Mr. Sittema has served as chairman of the board and a director since October 2010, and as chief executive officer since September 2014 of Corporate Capital Trust, Inc., a non-diversified, closed-end management investment company that has elected to be regulated as a business development company. Since August 2014, Mr. Sittema has served as chief executive officer, chairman of the board and a trustee of Corporate Capital Trust II, another non-diversified, closed-end management investment company that has elected to be regulated as a business development company. Since August 2016, Mr. Sittema has served as chairman of the board of CNL Growth Properties, Inc., a public, non-traded REIT, and he previously served as president (September 2014 to March 2016) and as chief executive officer (September 2014 to August 2016). Mr. Sittema has served as president and chief executive officer of the advisor of CNL Growth Properties, Inc. since September 2014. Mr. Sittema also served as chief executive officer and president of Global Income Trust, Inc., another public, non-traded REIT, from September 2014, until its dissolution in December 2015, and has served as chief executive officer and president of its advisor since September 2014. Mr. Sittema holds various other offices with other CNL affiliates. Mr. Sittema has served in various roles with Bank of America Corporation and predecessors, including NationsBank, NCNB and affiliate successors (1982 to October 2009). Most recently, while at Bank of America Corporation Merrill Lynch, he served as managing director of real estate, gaming, and lodging investment banking. Mr. Sittema joined the real estate investment banking division of Banc of America Securities at its formation in 1994 and initially assisted in the establishment and build-out of the company’s securitization/permanent loan programs. He also assumed a corporate finance role with the responsibility for mergers and acquisitions, or M&A, advisory and equity and debt capital raising for his client base. Throughout his career, Mr. Sittema has led numerous M&A transactions, equity offerings and debt transactions including high grade and high-yield offerings, commercial paper and commercial mortgage-backed security conduit originations and loan syndications. Mr. Sittema is a member, since February 2013, of the board of directors of Crescent Holdings, LLC. Mr. Sittema became chairman of the Investment Program Association in 2016. Mr. Sittema received his B.A. in business administration from Dordt College, and an M.B.A. with a concentration in finance from Indiana University.

As a result of these professional and other experiences, Mr. Sittema possesses particular knowledge of real estate acquisitions, ownership and dispositions, which strengthens the Board’s collective knowledge, capabilities and experience.

Stephen H. Mauldin Age 48 Chief Executive Officer and President since July 2015 Director and Vice Chairman of the Board since November 2015	Other Directorships CNL Healthcare Properties, Inc. (Vice Chair)

Mr. Mauldin, Director, Vice Chairman of the Board, Chief Executive Officer and President. Mr. Mauldin has served as our director and vice chairman of the Board since November 2015 and as our chief executive officer and president since our inception on July 10, 2015. He has served as chief operating officer of our advisor since its inception on July 9, 2015. Mr. Mauldin has served as director and vice chairman of CNL Healthcare Properties, Inc., a public, non-traded REIT, since June 2016. Mr. Mauldin has also served as president of CNL Healthcare Properties, Inc. since September 2011 and chief executive officer since April 2012. Mr. Mauldin served as chief operating officer of each of CNL Healthcare Properties, Inc. (September 2011 to April 2012) and its advisor (September 2011 to present). Mr. Mauldin has served as president of its advisor since September 2011. He also has served as president since September 2011 of each of CNL Lifestyle Properties, Inc., a public non traded REIT, and its advisor, CNL Lifestyle Advisor Corporation, chief executive officer of CNL Lifestyle Properties, Inc. (since April 2012), and was the chief operating officer of each of CNL Lifestyle Properties, Inc. (September 2011 to April 2012) and its advisor (September 2011 to present). Mr. Mauldin has also served as president of CNL Growth Properties, Inc., a public, non-traded REIT, since March 2016 and as chief executive officer since August 2016. Prior to joining us, Mr. Mauldin most recently served as a consultant to Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from March 2011 through August 2011. He previously served as their chief executive officer, president and a member of their board of directors from July 2010 until March 2011. Mr. Mauldin originally joined Crosland, LLC in 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland’s mixed use and multi used development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, from 1998 to June 2006, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on small and medium sized companies in the southeastern United States. From 1996 to 1998, Mr. Mauldin held various positions in the capital markets group and the office of the chairman of Security Capital Group, Inc., which prior to its sale in 2002, owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE listed) with a total market capitalization of over $26 billion. Mr. Mauldin graduated with a B.S. in finance from the University of Tampa and received an M.B.A. with majors in real estate, finance, managerial economics and accounting/information systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

As a result of these professional and other experiences, Mr. Mauldin possesses particular knowledge of real estate investment, including acquisition, development, financing, operation, and disposition, which strengthens the Board’s collective knowledge, capabilities and experience.

Douglas N. Benham Age 60 Independent Director since January 2016	Committees Audit Committee Other Directorships Quiznos’ America Homes 4 Rent Bob Evans Farms, Inc. (Chair)

Mr. Benham, Independent Director. Mr. Benham has served as one of our independent directors since January 2016. Mr. Benham previously served as an independent director of Global Income Trust, Inc., a public, non-traded REIT, from November 2009 until its dissolution in December 2015. Since April 2006, Mr. Benham has been the president and chief executive officer of DNB Advisors, LLC, a restaurant industry consulting firm. From January 2004 until April 2006, Mr. Benham served as president and chief executive officer of Arby’s Restaurant Group, a quick service restaurant company and subsidiary of Triarc Company (NYSE: TRY). From August 2003 until January 2004, Mr. Benham was president and chief executive officer of DNB Advisors, LLC. From January 1989 until August 2003, Mr. Benham served as chief financial officer, and from 1997 until 2003 also served as a member of the board of directors of RTM Restaurant Group, Inc., an Arby’s franchisee, that was later acquired by Triarc Company in July 2005. Prior to January 1989, Mr. Benham held various positions including at Deloitte & Touche, Bell Atlantic Corp., and Cox Enterprises. Mr. Benham served as a director of the restaurant operator O’Charley’s Inc. (NASDAQ:CHUX) from March 2008 to May 2012 and as a director of drive-thru restaurant chain operator Sonic Corp. (NASDAQ:SONC) from August 2009 to January 2014. In January 2012, he joined the board of directors of the restaurant chain operator Quiznos’. Mr. Benham served on the board of directors of American Residential Properties, Inc. (NASDAQ:ARPI), a fully integrated and internally managed real estate investment company which acquires, renovates, leases and manages single-family properties in select communities in the Southwestern and Southeastern U.S. from May 2012 until it merged with America Homes 4 Rent (NASDAQ:AMH), in February 2016. In March 2016 Mr. Benham joined the board of directors of America Homes 4 Rent. Mr. Benham has served on the board of directors of Bob Evans Farms, Inc. (NASDAQ:BOBE), a restaurant chain operator and food manufacturer, since October 2014 and became executive chairman in August 2015. Mr. Benham earned a B.A. in accounting from the University of West Florida in 1978.

As a result of these professional and other experiences, Mr. Benham possesses particular knowledge of financial accounting and business and restaurant management, which strengthens the Board’s collective knowledge, capabilities and experience.

J. Chandler Martin Age 66 Independent Director since January 2016	Committees Audit Committee (Financial Expert) Other Directorships CNL Healthcare Properties, Inc. Burroughs & Chapin Company, Inc.

Mr. Martin, Independent Director and Audit Committee Financial Expert. Mr. Martin has served as one of our independent directors and our audit committee financial expert since January 2016. Mr. Martin has served as an independent director and audit committee financial expert of CNL Healthcare Properties, Inc., a public, non-traded REIT, since July 2012. Mr. Martin served as corporate treasurer of Bank of America, a banking and financial services company, from 2005 until his retirement in March 2008. During his 27 years at Bank of America, Mr. Martin held a number of line and risk management roles, including leadership roles in commercial real estate risk management, capital markets risk management, and private equity investing. As corporate treasurer, he was responsible for funding, liquidity, and interest rate risk management. From 2003 to 2005, Mr. Martin was Bank of America’s enterprise market and operational risk executive, and from 1999 until 2003, he served as the risk management executive for Bank of America’s global corporate and investment banking. From April 2008 through July 2008, following his retirement, Mr. Martin served as a member of the Counterparty Risk Management Policy Group III (“CPMPG III”), co-chaired its Risk Monitoring and Risk Management Working Group, and participated in the production of CPMPG III’s report: “Containing Systemic Risk: The Road to Reform,” a forward-looking and integrated framework of risk management best practices. Mr. Martin returned to Bank of America in October 2008 to assist with the integration process for enterprise risk management following Bank of America’s acquisition of Merrill Lynch. After working on the transition, Mr. Martin served as Bank of America’s enterprise credit and market risk executive until July 2009. Currently, Mr. Martin serves on the board of directors of Burroughs & Chapin Company, Inc., a South Carolina based REIT, serving on the investment, personnel and compensation committees. He serves as a member of the advisory board of Corrum Capital Management, an alternative investment management firm. Mr. Martin attained an M.B.A. from Samford University and a B.A. in economics from Emory University.

As a result of these professional and other experiences, Mr. Martin possesses particular knowledge of, among other things, systems of internal controls, risk management best practices, sound corporate governance, and the relationship between liquidity, leverage and capital adequacy, which strengthens the Board’s collective knowledge, capabilities and experience.

Dianna F. Morgan Age 65 Independent Director since January 2016	Committees Audit Committee Other Directorships Orlando Health Chesapeake Utilities Corp. Hersha Hospitality Trust Marriott Vacations Worldwide

Ms. Morgan, Independent Director. Ms. Morgan has served as one of our independent directors since January 2016. Ms. Morgan served as senior vice president of public affairs and human resources of the Walt Disney World Company (“Disney”) from 1971 to 2001. She also led the development of The Disney Institute as Disney brought best practices in customer service, people management and leadership development to the marketplace. Ms. Morgan served as a director of Children’s Miracle Network Hospitals from March 1999 to March 2013, and she served as chairman from 2011 to 2012. Ms. Morgan was appointed to the University of Florida Board of Trustees in 2001 by then-Governor Jeb Bush and she served as chairman from 2007 to 2009. Ms. Morgan has served as a director of Orlando Health since March 2012 during which time she served as chairman from March 2013 to

March 2015. Ms. Morgan serves or has served on the board of directors of the following: CNL Bancshares, Inc., a bank holding company (April 2008 to December 2015); Chesapeake Utilities Corp., a Delaware-based company (September 2008 to present); Hersha Hospitality Trust (April 2010 to present); Marriott Vacations Worldwide (April 2013 to present) and CNL Hotels & Resorts, Inc., a public, non-traded REIT (July 2004 to April 2007). Ms. Morgan received her B.A. in organizational communications from Rollins College where she was named its 2000 Alumna of the Year.

As a result of these professional and other experiences, Ms. Morgan possesses particular knowledge of, among other things, business management and the healthcare and regulatory industry, which strengthens the Board’s collective knowledge, capabilities and experience.

Corporate Governance:

Board Leadership Structure and Risk Oversight

Separate CEO and Chairman

The Company currently operates under a leadership structure in which the positions of chairman of the Board and chief executive officer have been separated, such that each position is held by a different person. Mr. Sittema currently serves as our non-executive chairman of the Board, and Mr. Mauldin currently serves as our president and chief executive officer. Although the Board has no mandatory policy with respect to the separation of the offices of chairman and the chief executive officer, the Board believes that it is appropriate to have these as separate positions at this time on account of the varying strengths, experiences and relationships of each of these individuals in the real estate industry. Mr. Sittema has unique knowledge, experience and relationships with the Board and management as a result of his positions as president and chief executive officer of our Sponsor and a leading private investment management firm providing global real estate and alternative investments, and as chairman of the board of CNL Healthcare Properties, Inc., and within a broad spectrum of the real estate market. Mr. Mauldin, our president and chief executive officer, has extensive experience and relationships in the sectors in which the Company acquires and owns real estate properties, and the Board believes that these attributes are complementary to the strengths of Mr. Sittema and provide significant value to the Company in Mr. Mauldin’s role as vice chairman of the Company.

Board Structure and Director Independence

Under our organizational documents, we must have at least three but not more than eleven directors. The Board has currently set the number of directors at five. A majority of these directors must be “independent.” An “Independent Director” is defined under our Second Articles of Amendment and Restatement (the “Charter”) as one who is not, and within the last two years has not been, directly or indirectly associated with the Company, the Sponsor or the Advisor by virtue of (i) owning any interest in, being employed by, having any material business or professional relationship with or serving as an officer or director of our Sponsor, Advisor or their affiliates, (ii) serving as a director of more than three REITs sponsored by our Sponsor or advised by our Advisor, or (iii) performing services (other than as an Independent Director) for the Company. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor, any of their affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the director from the Sponsor, the Advisor and any of their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. The Board annually reviews business and professional relationships of directors in order to make a determination as to the independence of each director. Only those directors whom the Board determines have no material relationship with us or our affiliates that would impair their independent judgment are considered Independent Directors. The Board has considered the independence of each director and nominee for election as a director in accordance with (i) the elements of independence set forth in our Charter, (ii) the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable Commission rules, and (iii) the elements of independence in the listing standards of the New York Stock Exchange (the “NYSE”), even though our shares are not listed on the NYSE. Based upon information solicited from each director, the Board has affirmatively determined that each of Messrs. Benham, Martin and Morgan has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and each satisfies the elements of independence set forth in our Charter, the Exchange Act and in the listing standards of the NYSE, as currently in effect. There are no familial relationships between any of our directors and executive officers.

The Board has one standing Board committee, an Audit Committee, which is composed entirely of Independent Directors, and which is chaired by an Independent Director. All Board members, through the Chairman of the Board or the Audit Committee Chair, have input into meeting schedules, agendas, and the other important responsibilities of the Board or the Audit Committee.

We believe that our Board leadership structure is effective for the Company and provides for appropriate oversight of the Company’s risk management by providing balanced leadership through the separated Chairman and CEO positions, and by having strong independent leaders on the Board who are fully engaged and provide significant input into Board deliberations and decisions. Below is additional information about our risk oversight procedures.

Risk Oversight

The Audit Committee focuses on the adequacy of the Company’s enterprise risk management and risk mitigation processes. The Audit Committee meets regularly to discuss the strategic direction and the issues and opportunities facing the Company in light of trends and developments in the REIT industry and general business environment. Throughout the year, the Board provides guidance to management regarding the Company’s strategy and helps to refine its operating plans to implement the Company’s strategy. Annually, our internal audit team presents the results of the enterprise risk assessment to the Audit Committee. The risk assessment approach includes reviewing the categories of risk the Company faces, including any fraud and business risks, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures. The involvement of the Audit Committee in setting the Company’s business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the president and chief executive officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and the Audit Committee providing oversight of risk management efforts.

Board Meetings and Attendance

The Board held five meetings in 2016. All directors attended at least 75% of the meetings of the Board. Although the Company does not have a policy on director attendance at the annual meetings of stockholders, directors are encouraged to do so, and the 2016 Annual Meeting of Stockholders was attended by Messrs. Mauldin and Sittema.

Committees of the Board

Audit Committee

The Company has a standing Audit Committee, the members of which are selected by the Board each year. The current membership of the Audit Committee and other descriptive information is summarized below.

Independent Directors	Position
Douglas N. Benham	M
J. Chandler Martin
Dianna F. Morgan	M
# of 2016 Meetings	4

 Committee Chair,  Audit Committee Financial Expert, M Committee Member

The Audit Committee operates under a written charter adopted by the Board, which can be found in the Corporate Governance section of the Investor Resources page of our website, CNLHealthcarePropertiesII.com.

The Audit Committee assists the Board by providing oversight responsibilities relating to the following:

•	The integrity of financial reporting;

•	The independence, qualifications and performance of our independent auditors;

•	Our systems of internal controls;

•	The performance of our internal audit function; and

•	Compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the Audit Committee engages and is responsible for the compensation and oversight of the Company’s independent auditors and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work.

During the year ended December 31, 2016, the Audit Committee held a total of four meetings, including four meetings with the Company’s independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to the filing of such reports with the Securities and Exchange Commission (the Commission”). Each member of the Audit Committee attended 100% of the meetings.

The Board has determined that each member of the Audit Committee is independent under our Charter, the Exchange Act and the listing standards of the NYSE, as currently in effect. In addition, the Audit Committee determined that Mr. Martin is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

More information about the Audit Committee can be found under “Item 2 – Ratification of Appointment of Independent Auditor,” beginning on page 17.

Other Board Committees

Under our current valuation policy, our Board will appoint the Audit Committee or another committee comprised of a majority of our Independent Directors (the “Valuation Committee”), to be responsible for the oversight of the valuation process, subject to the final approval of our Board.

Currently, the Company does not have a nominating committee or a compensation committee. The Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only five members, a majority of whom are “independent” (as defined under our Charter, the Exchange Act and the listing standards of the NYSE, as currently in effect). The Board does not have a compensation committee because the Company is externally advised and does not have any employees. We do not separately compensate our executive officers for their services as officers. At such time, if any, as the Company’s shares of common stock are listed on a national securities exchange such as the NYSE or the NASDAQ Stock Market, or the Company has employees to whom it directly provides compensation, the Board will form a compensation committee, the members of which will be selected by the full Board annually.

Committee Charters and Other Corporate Governance Documents

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission, more particularly:

•	A majority of the Board and all of the members of the Audit Committee are independent, as discussed above in “Board Structure and Director Independence.”

•	The Board has adopted a charter for the Audit Committee; and one member of the Audit Committee is an “audit committee financial expert” as defined in Commission rules.

•	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

•	The Company has adopted a Code of Business Conduct that applies to all directors, managers, officers and employees of the Company, as well as all directors, managers, officers and employees of our Advisor. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

•	The Company has adopted a Whistleblower Policy that applies to the Company and all employees of the Advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

The Audit Committee Charter, and the Whistleblower Policy and the Code of Business Conduct are available in the Corporate Governance section of the Investor Resources page of our website, CNLHealthcarePropertiesII.com, and will be sent to any stockholder who requests them from CNL Client Services, 450 South Orange Avenue, Orlando, Florida 32801, (866)  650-0650.

Communications with the Board and Stockholder Recommendations for Director Nominees

Stockholders may communicate with the Board or individual directors by addressing their correspondence to the attention of the Board or to individual directors, c/o Tracey B. Bracco, Corporate Secretary, CNL Healthcare Properties II, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. The Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Stockholder recommendations for nominees for membership on the Board are given due consideration by the Board based on the nominee’s qualifications, in the same manner as all other candidates. Stockholder nominee recommendations should be timely submitted in writing, and include the candidates’ names and appropriate background and biographical information to the Board, c/o Tracey B. Bracco, Secretary, CNL Healthcare Properties II, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. See “Stockholder Proposals and Nominations for the 2018 Annual Stockholders’ Meeting” for important information about submitting nominations.

Compensation of Directors

Two of our directors, Messrs. Mauldin and Sittema, are employed by and receive compensation from affiliates of our Advisor. We do not separately compensate them for their services as directors to the Company. Below is information regarding the compensation program in effect during 2016 for our Independent Directors. The amount and form of compensation payable to our Independent Directors for their service to us is determined by our Independent Directors, based upon recommendations from our Advisor. Certain of our executive officers may, in their capacities as officers and/or employees of our Advisor, participate in recommending compensation for our Independent Directors.

Annual Board Retainer	$25,000

Annual Committee Retainer	$10,000 - Audit Committee Chair

Board and Committee Meeting Attendance Fees	$2,000 for each Board and Committee Meeting attended

Other Fees	$2,000 per day for other meetings and Company related business outside of normally scheduled Board meetings, however, no compensation is paid for attending Annual Meetings of Stockholders.

In addition to the above annual retainers and fees, we pay for or reimburse our Independent Directors for their meeting-related expenses. The purpose of our independent director compensation program is to allow us to continue to attract and retain qualified Board members and recognize the significant commitment required of our directors.

The following table gives information regarding the compensation we provided to our directors in 2016.

Director Compensation - 2016 Fiscal Year Name	Fees Earned or Paid in Cash(1)	Total Compensation
Thomas K. Sittema (Chairman)	$0	$0
Stephen H. Mauldin	0	0
Douglas N. Benham	44,996	44,996
J. Chandler Martin	54,996	54,996
Dianna F. Morgan	44,996	44,996

(1)	All amounts paid in 2016 were earned in 2016.

Executive Officers

The following sets forth the names, ages, positions currently held by and the experience of each of our executive officers.

Name	Age*	Position
Stephen H. Mauldin	48	President and Chief Executive Officer (Principal Executive Officer)

Kevin R. Maddron	48	Chief Financial Officer, Treasurer and Chief Operating Officer (Principal Financial Officer)

Tracey B. Bracco	37	General Counsel, Vice President and Secretary

Ixchell C. Duarte	50	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

*	As of March 31, 2017

Kevin R. Maddron, Chief Operating Officer, Chief Financial Officer and Treasurer. Mr. Maddron has served as our chief operating officer, chief financial officer and treasurer since our inception on July 10, 2015, and as the senior managing director and senior vice president of our Advisor since its inception on July 9, 2015. Mr. Maddron has served as the chief operating officer, chief financial officer and treasurer of CNL Healthcare Properties, Inc. since May 1, 2015. He previously served as senior managing director (March 2013 to May 2015) and senior vice president (September 2011 to May 2015) of CNL Healthcare Properties, Inc. Mr. Maddron has served as senior vice president of the advisor to CNL Healthcare Properties, Inc. since July 2011. Mr. Maddron has served as senior vice president since September 2011 of CNL Lifestyle Properties, Inc., a public non traded REIT, and has also served as senior vice president of its advisor, CNL Lifestyle Advisor Corporation, since July 2011. Previously, Mr. Maddron served as vice president of asset management for CNL Retirement Properties, Inc. from November 2002 until the sale of the company in October 2006. Prior to rejoining CNL in 2011, Mr. Maddron was the chief operating officer and chief financial officer of Servant Healthcare Investments, where he was responsible for managing treasury and finance activities and overseeing the acquisitions, development, project analysis and due diligence efforts of the company’s healthcare and seniors housing investments. Mr. Maddron earned a B.B.A. and M.S.A in accounting from the University of Central Florida. He is also a certified public accountant.

Tracey B. Bracco, General Counsel, Vice President and Secretary. Ms. Bracco has served as our general counsel and secretary since August 23, 2016 and as our vice president since January 2016. Ms. Bracco previously served as our assistant general counsel and assistant secretary from January 2016 until August 2016. She has also served as vice president of our Advisor since its inception on July 9, 2015. Ms. Bracco has served as deputy general counsel, real estate of CNL Financial Group Investment Management, LLC since March 2016, and previously served as assistant general counsel (April 2013 to March 2016), where she oversees the non-traded real estate investment trusts, as well as supervising the acquisition and asset management functions relating to fund management for CNL. Ms. Bracco has served as assistant general counsel and vice president of CNL Healthcare Properties, Inc., a public-non-traded REIT, since June 2014 and as assistant secretary since March 2013. Ms. Bracco has also served as vice president of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., since November 2013. Ms. Bracco has served as assistant general counsel and assistant secretary of CNL Lifestyle Properties, Inc., a public, non-traded REIT, since June 2014 and as vice president since March 2013. Ms. Bracco has also served as vice president of its advisor, CNL Lifestyle Advisor Corporation, since November 2013. Prior to joining CNL Lifestyle Properties, Inc., Ms. Bracco spent six years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Bracco is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in Journalism from the University of Florida and her J.D. from Boston University School of Law.

Ixchell C. Duarte, Chief Accounting Officer and Senior Vice President. Ms. Duarte has served as our chief accounting officer and senior vice president since January 2016, and as senior vice president and chief accounting officer of our Advisor since its inception on July 9, 2015. Ms. Duarte has served as a senior vice president and chief accounting officer of CNL Healthcare Properties, Inc., a public, non-traded REIT, since March 2012, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., since November 2013. Ms. Duarte has served as senior vice president and chief accounting officer since March 2012 of CNL Lifestyle Properties, Inc., a public, non-traded REIT, and was previously its vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of its advisor since November 2013. Since June 2012, Ms. Duarte has served as senior vice president and chief accounting officer of CNL Growth Properties, Inc., a public non-traded REIT, and has served as a senior vice president of its advisor since November 2013. She also served as senior vice president and chief accounting officer of Global Income Trust, Inc., a public non-traded REIT, from June 2012 until its dissolution in December 2015, and has served as a senior vice president of its advisor since November 2013. Ms. Duarte served as controller at GE Capital, Franchise Finance, from February 2007 through January 2012 as a result of GE Capital’s acquisition of Trustreet, a publicly traded REIT. Prior to that, Ms. Duarte served as senior vice president and chief accounting officer of Trustreet and served as senior vice president and controller of its predecessor CNL companies (2002 to February 2007). Ms. Duarte also served as senior vice president, chief financial officer, secretary and treasurer of CNL Restaurant Investments, Inc. (2000 to 2002) and as a director of accounting and then vice president and controller of CNL Fund Advisors, Inc. and other CNL affiliates (1995 to 2000). Prior to that, Ms. Duarte served as an audit senior and then as audit manager in the Orlando, Florida office of Coopers & Lybrand where she serviced several CNL entities (1990 to 1995), and as audit staff in the New York office of KPMG (1988 to 1990). She received a B.S. in accounting from the Wharton School of the University of Pennsylvania. Ms. Duarte is a certified public accountant.

Compensation of Executive Officers

We are externally advised and as such, although we have executive officers responsible for the management of the Company, we have no paid employees. All of our executive officers are employed by, and receive compensation from affiliates of our Advisor.

Share Ownership

Directors and Executive Officers

The following table sets forth information regarding the shares of the Company’s common stock beneficially owned by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished by such stockholders, directors and officers. Unless otherwise noted below, such persons have sole investment and voting power over the shares. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. The number of shares of our common stock beneficially owned by any director or executive officer did not exceed 1% of the total shares outstanding at March 31, 2017.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (1)
	No. of Shares of Common Stock	% of Class
James M. Seneff, Jr. (2)	274,083 Class A shares	100%
Thomas K. Sittema	—	—
Stephen H. Mauldin	—	—
Douglas N. Benham	—	—
J. Chandler Martin	—	—
Dianna F. Morgan	—	—
Kevin R. Maddron	—	—
Tracey B. Bracco	—	—
Ixchell C. Duarte	—	—

All directors and executive officers as a group (9 persons)	274,083 Class A shares	100%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(d)(1) under the Exchange Act, and includes shares issuable pursuant to options, warrants and similar rights with respect to which the beneficial owner has the right to acquire within 60 days of March 8, 2016. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Represents shares held of record by our Advisor, CHP II Advisors, LLC, which is an indirect subsidiary of CNL Financial Group, LLC, which is indirectly wholly owned by Mr. Seneff.

Five Percent Stockholders

Other than as set forth in the table above, there are no persons who are known to us to be the beneficial owners of more than 5% of our outstanding common stock as of December 31, 2016 or March 31, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) to file with the Commission reports regarding their ownership and changes in their ownership of the Company’s securities. Copies of those reports must also be furnished to us. Based solely on a review of the copies of reports furnished to us with respect to 2016 and written representations that no other reports were required, we believe that our executive officers and directors have complied in a timely manner with all applicable Section 16(a) filing requirements. Section 16(a) of the Exchange Act also requires persons who own more than 10% of the Company’s securities to report ownership and changes in ownership to the Commission. To the Company’s knowledge, there are no stockholders who own more than 10% of the Company’s outstanding common stock.

Certain Relationships and Related Person Transactions

The Company is externally advised by the Advisor and has no direct employees. The Advisor performs its duties and responsibilities to us under an advisory agreement (the “Advisory Agreement”) and owes fiduciary duties to us and our stockholders. The term of the Advisory Agreement is for one year after the date of execution, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties. The current term of the Advisory Agreement expires on March 2, 2018. Two of the Company’s directors, Mr. Sittema and Mr. Mauldin, and all of the Company’s executive officers, are officers of, or are on the board of managers of the Advisor and employees of affiliates of the Advisor.

The Advisor and certain of the Advisor’s affiliates receive fees and compensation in connection with the Company’s stock offerings and in connection with the acquisition, management and sale of its assets.

On March 2, 2016, pursuant to a registration statement on Form S-11 under the Securities Act of 1933, we commenced our initial public offering of up to $1.75 billion (“Primary Offering”), in any combination, of Class A, Class T and Class I shares of common stock on a “best efforts” basis. We also intend to offer up to $250 million, in any combination, of Class A, Class T and Class I shares to be issued pursuant to our distribution reinvestment plan (“Reinvestment Plan” and, together with the Primary Offering, the “Offering”).

In connection with services provided to the Company, affiliates are entitled to the following fees:

Dealer Manager — Pursuant to an agreement with the Dealer Manager, the Dealer Manager will use its best efforts to sell our shares in the Offering, but is not required to sell any specific amount of shares. The Dealer Manager will receive selling commissions and dealer manager fees of up to 8.5% of the sale price for each Class A share and 4.75% of the sale price for each Class T share sold in the Primary Offering, all or a portion of which may be reallowed to participating broker dealers.

We also pay the Dealer Manager an annual distribution and stockholder servicing fee, subject to certain limits, with respect to the Class T and Class I shares sold in the Primary Offering in an annual amount equal to 1.00% and 0.50%, respectively of (i) the current gross offering price per Class T or Class I share, respectively, or (ii) if we are no longer offering shares in a public offering, the estimated net asset value per Class T or Class I share, respectively, payable on a quarterly basis. We do not pay annual distribution and stockholder servicing fees with respect to shares sold under our Reinvestment Plan or shares received as distributions, although the amount of the annual distribution and stockholder servicing fee payable with respect to Class T shares sold in our Primary Offering will be allocated among all Class T shares, including those sold under our Reinvestment Plan and those received as distributions, and the amount of the annual distribution and stockholder servicing fee payable with respect to Class I shares sold in our Primary Offering will be allocated among all Class I shares, including those sold under our Reinvestment Plan and those received as distributions.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class T shares held in any particular account, and those Class T shares will convert into a number of Class A shares determined by multiplying each Class T share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class T shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class T shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class T shares purchased in such primary offering (excluding shares purchased through our Reinvestment Plan and those received as stock dividends). If we redeem a portion, but not all of the Class T shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

We will cease paying the annual distribution and stockholder servicing fee with respect to Class I shares held in any particular account, and those Class I shares will convert into a number of Class A shares determined by multiplying each Class I share to be converted by the applicable “Conversion Rate” described herein, on the earlier of (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) after the termination of the primary offering in which the initial Class I shares in the account were sold, the end of the month in which total underwriting compensation paid in the primary offering is not less than 10% of the gross proceeds of the primary offering from the sale of Class A, Class T and Class I shares; and (iv) the end of the month in which the total underwriting compensation paid in a primary offering with respect to such Class I shares purchased in a primary offering, comprised of the dealer manager fees, selling commissions, and annual distribution and stockholder servicing fees, is not less than 8.5% of the gross offering price of those Class I shares purchased in such primary offering (excluding shares purchased through our Reinvestment Plan and those received as stock dividends). If we redeem a portion, but not all of the Class I shares held in a stockholder’s account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were redeemed and those Class I shares that were retained in the account. Likewise, if a portion of the Class I shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class I shares that were transferred and the Class I shares that were retained in the account.

The “Conversion Rate” with respect to Class T shares will be equal to the quotient, the numerator of which is the estimated value per Class T share (including any reduction for annual distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A share. The “Conversion Rate” with respect to Class I shares will be equal to the quotient, the numerator of which is the estimated value per Class I share (including any reduction for annual distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A share.

We will further cease paying the annual distribution and stockholder servicing fee on any Class T or Class I share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and, with respect to Class T shares, in which the Class T shares as a class are exchanged for cash or other securities, or, with respect to Class I shares, in which the Class I shares as a class are exchanged for cash or other securities.

Advisor —

Asset management fee. The Company will pay the Advisor a monthly asset management fee in an amount equal to 0.0667% of the monthly average of the sum of the Company’s and the operating partnership’s respective daily real estate asset value, without duplication, plus the outstanding principal amount of any loans made, plus the amount invested in other permitted investments. For this purpose, “real estate asset value” equals the amount invested in wholly-owned properties, determined on the basis of cost, and in the case of properties owned by any joint venture or partnership in which the Company is a co-venturer or partner the portion of the cost of such properties paid by the Company, exclusive of acquisition fees and acquisition expenses and will not be reduced for any recognized impairment. Any recognized impairment loss will not reduce the real estate asset value for the purposes of calculating the asset management fee. The asset management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the Advisor’s sole discretion. All or any portion of the asset management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

Construction management fee. The Company will pay the Advisor a construction management fee of up to 1% of hard and soft costs associated with the initial construction or renovation of a property, or with the management and oversight of expansion projects and other capital improvements, in those cases in which the value of the construction, renovation, expansion or improvements exceeds (i) 10% of the initial purchase price of the property and (ii) $1 million in which case such fee will be due and payable as draws are funded for such projects.

Investment services fee. The Advisor will receive an investment services fee of 2.25% of the purchase price of properties and funds advanced for loans or the amount invested in the case of other assets for services in connection with the selection, evaluation, structure and purchase of assets. No investment services fee will be paid to the Advisor in connection with the Company’s purchase of securities.

Other acquisition fees. We may pay to our Advisor or its affiliates fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of a property or the acquisition or disposition of real estate-related investments or other investments or the making of loans. Such fees are in addition to the investment services fee described above. We may pay a brokerage fee that is usual and customary to an affiliate of our Advisor in connection with our purchase of securities if, at the time of such payment, such affiliate is a properly registered and licensed broker-dealer in the jurisdiction in which the securities are being acquired. Payment of such fees will be subject to the approval of our Board, including a majority of our Independent Directors.

Reimbursement of acquisition expenses. We also reimburse our Advisor and its affiliates for actual expenses incurred in connection with the selection, purchase, development or construction of properties and making of loans or other real estate-related investments.

Reimbursement of operating expenses. The Advisor, its affiliates and related parties also are entitled to reimbursement of certain operating expenses in connection with their provision of services to the Company, including personnel costs, subject to the limitation that the Company will not reimburse the Advisor for any amount by which operating expenses exceed the greater of 2% of its average invested assets or 25% of its net income in any expense year unless approved by the Independent Directors. The Company will begin to evaluate such limitation on its operating expenses beginning with the four-quarter period ending September 30, 2017.

Disposition fee. If the Advisor, its affiliate or related party provides a substantial amount of services, as determined in good faith by a majority of the Independent Directors, we will pay the Advisor, affiliate or related party a disposition fee in an amount equal to (a) 1% of the gross market capitalization of the Company upon the occurrence of a listing of our common stock on a national securities exchange, or 1% of the gross consideration paid to the Company or the stockholders upon the occurrence of a liquidity event as a result of a merger, share exchange or acquisition or similar transaction involving the Company or the operating partnership pursuant to which the stockholders receive for their shares, cash, listed securities or non-listed securities, or (b) 1% of the gross sales price upon the sale or transfer of one or more assets (including a sale of all of our assets). Even if the Advisor receives a disposition fee, we may still be obligated to pay fees or commissions to another third party. However, when a real estate or brokerage fee is payable in connection with a particular transaction, the amount of the disposition fee paid to the Advisor or its affiliates, as applicable, when added to the sum of all real estate or brokerage fees and commissions paid to unaffiliated parties, may not exceed the lesser of (i) a competitive real estate or brokerage commission or (ii) an amount equal to 6% of the gross sales price. Notwithstanding the foregoing, upon the occurrence of a transaction described in clause (a) above or the sale of all of our assets, in no event shall the disposition fee payable to the Advisor exceed 1% of the gross market capitalization of the Company or the gross sales price as calculated in accordance with our Advisory Agreement in connection with the applicable transaction. In the event of a sale of all of our assets or the sale or transfer of the Company or a portion thereof, we will have the option to pay the disposition fee in cash or in listed equity securities, if applicable, or non-listed equity securities, if applicable, received by our stockholders in connection with the transaction. No disposition fee will be paid to the Advisor in connection with the sale by us or our operating partnership of securities which we hold as investments; provided, however, a disposition fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of the Advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold and has provided substantial services in connection with the disposition of the securities.

Subordinated share of net sales proceeds. Upon the sale of our assets, we will pay the Advisor a subordinated share of net sales proceeds equal to (i) 15% of the amount by which (A) the sum of net sales proceeds from the sale of our assets, distributions paid to our stockholders from our inception through the measurement date and total incentive fees, if any, previously paid to the Advisor exceeds (B) the sum of (i) the amount paid for our common stock which is outstanding (without deduction for organization and offering expenses, but including deduction for amounts paid to redeem shares under our redemption plan) (“Invested Capital”) and (ii) the amounts required to pay our stockholders a 6% cumulative, non-compounded annual priority return on Invested Capital (the “Incentive Fee Priority Return”), less (ii) total incentive fees, if any, previously paid to the Advisor. “Incentive fees” means the subordinated share of net sales proceeds and the subordinated incentive fee. No subordinated share of net sales proceeds will be paid to the Advisor following a listing of our shares. Following the termination or non-renewal of the Advisory Agreement, the subordinated share of net sales proceeds may still be payable as described below.

Subordinated incentive fee. Following a listing, if any, of our common stock on a national securities exchange, or the receipt by our stockholders of cash or a combination of cash and securities that are listed on a national securities exchange as a result of a merger, share acquisition or similar transaction, we will pay the Advisor a subordinated incentive fee equal to (i) 15% of the amount by which (A) the sum of our market value or the market value of the listed securities received in exchange for our common stock, including any cash consideration received by our stockholders, the total distributions paid or declared and payable to our stockholders since our inception until the date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash, and the total incentive fees, if any, previously paid to the Advisor from our inception to date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash exceeds (B) the sum of our Invested Capital and the total distributions required to be made to our stockholders in order to pay them the Incentive Fee Priority Return from our inception through the date of listing of our common stock or the effective date of our stockholders’ receipt of listed securities or cash, less (ii) total incentive fees, if any, previously paid to the Advisor. We may pay such subordinated incentive fee in cash or listed equity securities or a combination of both. Following the termination or non-renewal of the Advisory Agreement, the subordinated incentive fee may still be payable as described below.

Incentive fee following the termination or non-renewal of the Advisory Agreement. Following the termination or non-renewal of the advisory agreement by the Advisor for good reason (as defined in the Advisory Agreement) or by us or our operating partnership other than for cause (as defined in the Advisory Agreement), if a listing of our common stock or other liquidity event with respect to our common stock has not occurred, the Advisor will be entitled to be paid a portion of any future incentive fee that becomes payable. The incentive fee will be calculated upon a listing of our common stock on a national securities exchange or in connection with the receipt by our stockholders of cash or securities that are listed on a national securities exchange in exchange for our common stock as a result of a merger, share acquisition or similar transaction, or a sale of any of our assets following such termination event and (i) in the event of a listing or applicable merger, share acquisition or similar transaction, will be calculated and paid in the manner of the subordinated incentive fee and (ii) in the case of a sale of an asset, will be calculated and paid in the manner of the subordinated share of net sales proceeds, except that the amount of the incentive fee payable to the Advisor will be equal to the amount as calculated above multiplied by the quotient of (A) the number of days elapsed from the initial effective date of the Advisory Agreement to the effective date of the termination event, divided by (B) the number of days elapsed from the initial effective date of the Advisory Agreement through the date of listing or relevant merger, share acquisition or similar transaction, or the date of the asset sale, as applicable. The incentive fee will be payable in cash or listed equity securities within 30 days following the final determination of the incentive fee.

Other Organization and Offering Expenses. The Advisor will pay all other organizational and offering expenses incurred in connection with the formation of the Company and the qualification and registration of, and the marketing and distribution of shares in, the Offering, other than selling commissions, dealer manager fees and annual distribution and stockholder servicing fees, without reimbursement by the Company. These expenses include, but are not limited to, SEC registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, due diligence expenses, personnel costs associated with processing investor subscriptions, escrow fees and other administrative expenses of the Offering.

Expense support. The Company entered into an amended and restated expense support and restricted stock agreement with the Advisor pursuant to which the Advisor has agreed to accept payment in the form of forfeitable restricted Class A shares of common stock (“Restricted Stock”) in lieu of cash for services rendered, in the event that the Company does not achieve established distribution coverage targets (“Expense Support Agreement”). In exchange for services rendered and in consideration of the expense support provided, the Company shall issue, following each determination date, a number of shares of Restricted Stock equal to the quotient of the expense support amount provided by the Advisor for the preceding year divided by the board of directors’ most recent determination of net asset value per share of the Class A common shares, if the board has made such a determination, or otherwise the most recent public offering price per Class A common share, on the terms and conditions and subject to the restrictions set forth in the Expense Support Agreement. The Restricted Stock is subordinated and forfeited to the extent that shareholders do not receive a Priority Return on their Invested Capital, excluding for the purposes of calculating this threshold any shares of Restricted Stock owned by the Advisor.

CNL Capital Markets Corp. — The Company will pay CNL Capital Markets Corp., an affiliate of CNL, an annual fee payable monthly based on the average number of total investor accounts that will be open during the term of the capital markets service agreement pursuant to which certain administrative services are provided to the Company. These services may include, but are not limited to, the facilitation and coordination of the transfer agent’s activities, client services and administrative call center activities, financial advisor administrative correspondence services, material distribution services and various reporting and troubleshooting activities.

Other transactions — As of December 31, 2016, the Company had received aggregate subscription proceeds from its Advisor of $2.7 million (270,000 shares), which is comprised of $200,000 (20,000 shares) of subscription proceeds received from the Advisor prior to the commencement of the Offering and $2.5 million (250,000 shares) of Primary Offering proceeds received for the Advisor that were used to break escrow in its Offering. The Company did not pay any selling commissions or dealer manager fees in connection with the sale of these shares.

In addition, during the year ended December 31, 2016, the Company paid cash distributions of approximately $47,000 and issued stock dividends of approximately 2,500 shares to the Advisor.

The fees payable to the Dealer Manager for the year ended December 31, 2016, and related amounts unpaid as of December 31, 2016 are as follows:

	Year ended December 31, 2016	Unpaid amounts as of December 31, 2016
Selling commissions	$97,022	$6,550
Dealer Manager fees	99,883	5,823
Distribution and stockholder servicing fees	157,225	154,733

	$354,130	$167,106

The expenses incurred by and reimbursable to the Company’s related parties for the year ended December 31, 2016, and related amounts unpaid as of December 31, 2016 are as follows:

	Year ended December 31, 2016	Unpaid amounts as of December 31, 2016
Reimbursable expenses:
Operating expenses	$206,868	$73,545

	$206,868	$73,545

Policies Regarding Transactions with Certain Affiliates

Item 404 of the Commission’s Regulation S-K requires disclosure by the Company of any transaction between the Company and any related persons the amount of which exceeds $120,000 in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains restrictions and/or the Board has adopted written procedures, relating to (i) transactions between the Company and its Advisor or its affiliates and (ii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

Advisor Compensation. The Independent Directors will evaluate at least annually whether the compensation that we contract to pay to our Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the Charter. The Independent Directors will supervise the performance of our Advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out.

Our Acquisitions. The Company will not purchase or lease properties in which the Sponsor, the Advisor, any of our directors or any of their affiliates has an interest without the determination by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction that such transaction is fair and reasonable to the Company and at a price no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess amount is reasonable. In no event may the Company acquire any such real property at an amount in excess of its current appraised value.

Our Charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the Board, or the approval of a majority of the members of a committee of the Board, provided that the members of the committee approving the transaction would also constitute a majority of the Board. In cases in which a majority of our Independent Directors so determine, and in all cases in which real property is acquired from our Advisor, our Sponsor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our Independent Directors and having no material current or prior business or personal relationship with our Advisor or any of our directors.

Mortgage Loans Involving Affiliates. Our Charter prohibits us from investing in or making mortgage loans in which the transaction is with the Sponsor, the Advisor, any of our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our Charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our Advisor, our Sponsor, any of our directors or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the Board, including a majority of the Independent Directors, not otherwise interested in the transactions must conclude that all other transactions, including joint ventures, between us and our Advisor, our Sponsor, any of our directors or any of their affiliates, are fair and reasonable to us and are either on terms and conditions not less favorable to us than those available from unaffiliated third parties or, in the case of joint ventures, on substantially the same terms and conditions as those received by the other joint venturers.

Limitation on Operating Expenses. On the earlier of four full fiscal quarters after (i) we make our first investment or (ii) six months after the date on which we commenced this public offering, our Advisor must reimburse us the amount by which our aggregate total operating expenses (as defined in the Advisory Agreement) for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets (as defined in the Advisory Agreement) or 25% of our net income, unless the Independent Directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

Issuance of Options and Warrants to Certain Affiliates. We will not issue options or warrants to purchase our common stock to our Advisor, any of our directors, our Sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our Advisor, our directors, our Sponsor and any of their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our Advisor, any of our directors, our Sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares. Our Charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our Charter prohibits us from paying a fee to our Advisor, our Sponsor, any of our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our Advisor, our Sponsor, any of our directors or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the Board, including a majority of the Independent Directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Board.

Voting of Shares Owned by Affiliates. Our Advisor, any of our directors and any affiliates thereof cannot vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Investment Allocation Procedures. Our Sponsor or its affiliates currently and in the future may offer interests in one or more public or private programs that are permitted to purchase properties of the type to be acquired by us and/or to make or acquire loans or other investments. Subject to the provisions below as specifically applicable to CNL Healthcare Properties, Inc., the Board and our Advisor have agreed that, in the event an investment opportunity becomes available which is suitable for both us and a public or private entity with which our Advisor or its affiliates are affiliated (but not including CNL Healthcare Properties, Inc.) and for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. The Board and our Advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to us when an opportunity is presented to our Board for its consideration. In determining whether or not an investment opportunity is suitable for more than one program, our Sponsor and its affiliates, in collaboration with our Advisor, will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of our properties, the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our Advisor, our Sponsor and its affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, then the investment may be reallocated to the other entity. However, our Advisor has the right to agree that the other entity may make the investment.

In addition to and notwithstanding the foregoing, a particular investment opportunity may be suitable for both us and CNL Healthcare Properties, Inc. With regard to the allocation of investment opportunities between us and CNL Healthcare Properties, Inc., all potential investment opportunities that satisfy the investment criterion deemed suitable for both us and CNL Healthcare Properties, Inc. will be evaluated and administered by an investment allocation committee of an affiliate of our Sponsor. The investment allocation committee will be comprised of officers of our Advisor or its affiliates.

In the event that an investment opportunity becomes available that is suitable for both us and CNL Healthcare Properties, Inc. and for which both entities have sufficient uninvested funds, the investment opportunity will be evaluated by the investment allocation committee and presented to our Advisor and to the advisor of CNL Healthcare Properties, Inc., each of whom will be given a reasonable amount of time to evaluate and express their interest in the opportunity. If only one of either us or CNL Healthcare Properties, Inc. expresses an interest in the opportunity, the opportunity will be allocated to the interested entity, with no action by the investment allocation committee. If, however, both entities express interest in the opportunity, the investment allocation committee will consider and conclusively determine the allocation of the investment. In rendering a decision regarding the allocation of an investment opportunity, the investment allocation committee will comparatively examine such factors, among others that the investment allocation committee may deem relevant, as (i) the existing relationship between a program and the seller, expected tenant, developer, lender or other relevant counterparty for the prospective investment, (ii) the cash requirements of each program, (iii) the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of each program’s respective properties, (iv) the anticipated cash flow of each program, (v) the size of the investment in conjunction with an analysis of the absolute and relative amount of funds available to each program, (vi) any limitations or restrictions on the availability of funds for investment (in total and by property type) by each program and (vii) the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the investment allocation committee, to be more appropriate for an entity other than the entity which committed to make the investment, then the investment may be reallocated to the other entity. However, our Advisor has the right to agree that the other entity may make the investment. Further, if an investment opportunity has been offered to either us or CNL Healthcare Properties, Inc. after consideration by the investment allocation committee, and the selected entity ultimately does not proceed with the investment opportunity, the other entity will be free to pursue the opportunity.

Allocation decisions by the investment allocation committee require participation by a majority of the members of the committee, either in person (including by telephone, video conference or other similar means), or by email or proxy, and will be determined by a majority vote. Any member of the investment allocation committee may appoint an alternate to act in his or her place, or may grant his or her proxy, as necessary. A record of all allocations made and the reasons therefore will be maintained by the investment allocation committee.

The foregoing policy regarding the allocation of investment opportunities shall apply between us and CNL Healthcare Properties, Inc. and will remain in effect until such time as either we or CNL Healthcare Properties, Inc. are no longer advised by affiliates of CNL, or otherwise in the event of a listing of our shares. It is the duty of our Board, including our Independent Directors, to ensure that these allocation policies are applied fairly to us.

Item 2 – Ratification of Appointment of Independent Auditor

On the recommendation of the Audit Committee, the Board appointed the firm of Ernst & Young, LLP (“EY”), an independent registered certified public accounting firm, as our independent auditor for 2017 (referred to throughout this Proxy Statement as the “independent auditor”). Although ratification by the stockholders is not required by law or the Company’s governance documents, the Company believes ratification of this appointment is good corporate practice because the audit of the Company’s books and records is a matter of importance to the Company’s stockholders. In the event this ratification is not received, the Audit Committee will reconsider the selection of EY, however, the Board may nevertheless elect to retain them. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year, if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of EY are expected to be present at the 2017 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from the Company’s stockholders.

Change in Independent Auditor in 2016

The Audit Committee, in accordance with sound corporate governance practices, issued a request for proposals (the “Audit RFP”) to provide us with the opportunity to review other auditing firms as prospective independent registered public accounting firms and to consider the benefits and detriments of changing independent registered public accounting firms. The Audit RFP was issued to several large public accounting firms in June 2016. PricewaterhouseCoopers LLP (“PwC”) previously served as the principal independent registered public accounting firm for us.

On July 26, 2016, our Audit Committee approved the dismissal of, and we dismissed PwC as our independent registered public accounting firm effective upon completion of the review of the interim financial information to be included in our Form 10-Q for the quarter ended June 30, 2016 and the filing of our Form 10-Q for the quarter ended June 30, 2016 (the “Effective Date”). On the same date, the Audit Committee appointed EY as our new independent registered public accounting firm effective as of the Effective Date.

We were organized on July 10, 2015. PwC was initially engaged as our independent registered public accounting firm on July 27, 2015. The reports of PwC regarding our consolidated balance sheets as of July 17, 2015 and December 31, 2015 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from July 27, 2015 through December 31, 2015 and the subsequent interim period from January 1, 2016 through July 26, 2016, we did not (i) have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its report on our consolidated balance sheets, or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The disclosures above were originally made in a Current Report on Form 8-K filed by us with the Commission on August 1, 2016 (the “Form 8-K”). We provided PwC with a copy of the disclosures in the Form 8-K and requested that PwC furnish us with a letter addressed to the Commission stating whether or not PwC agreed with the above statements and, if not, stating the respects in which it did not agree. A copy of the letter, dated August 1, 2016, furnished by PwC in response to that request, was filed as Exhibit 16.1 to the Form 8-K and has been filed as Exhibit A to this Proxy Statement. We also provided PwC with a copy of these Proxy Statement disclosures 10 business days in advance of filing the Proxy Statement with the Commission, and they confirmed their agreement with the statements concerning them.

During the fiscal year ended December 31, 2015 and the period from January 1, 2016 through July 26, 2016, neither we, nor anyone acting on our behalf, consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our consolidated financial statements, and EY did not provide either a written report or oral advice to us that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Auditor

The following table presents fees for professional audit services rendered by PwC and EY for the audit of our annual financial statements for the years ended December 31, 2016 and December 31, 2015, and fees billed for other services rendered (for audit and non-audit services and all “out-of-pocket” costs incurred in connection with these services) by PwC and EY during these periods.

	2016(1)	2015
Audit fees	$125,000	$47,500
Audit-related fees	0	0
Tax fees	14,675	0
All other fees	0	0

Total	$139,675	$47,500

(1)	Of the fees for professional audit and other services rendered for the year ended December 31, 2016, a total of $90,000 was attributable to PwC for work completed prior to its dismissal on the Effective Date and a total of $49,675 was attributable to EY for work completed after its appointment on the Effective Date.

Audit Fees – Consists of professional services rendered in connection with the annual audit of the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K and quarterly reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for services performed by our independent auditors that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include consents related to the Company’s registration statements, assistance with, and review of, other documents filed with the Commission and accounting advice on completed transactions.

Audit-Related Fees – Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations.

Tax Fees – Consists of services related to corporate tax compliance, including review of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

All Other Fees – There were no professional services rendered by our independent auditors that would be classified as other fees during the years ended December 31, 2016 and 2015.

Audit Committee Pre-Approval Policy

Under the Company’s Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee Charter sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), requires the specific pre-approval of the Audit Committee. The Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as “all other services” because it believes such services are routine and recurring services, and would not impair the independence of the auditor. All fees for services provided by PwC and EY in 2016 and 2015 were pre-approved by the Audit Committee.

The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the chief financial officer and the chief executive officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission’s rules on auditor independence.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company incorporates it by specific reference.

Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2016 with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s chief executive officer and chief financial officer required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Commission.

Review and Discussions with Independent Auditors. The Audit Committee has discussed with EY, the Company’s independent registered certified public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has reviewed the selection, application and disclosure of the Company’s critical accounting policies. The Audit Committee has also received written disclosures and letters from EY required by Rule 3524 and Rule 3526 of the Public Company Accounting Oversight Board, “Communication with Audit Committees Concerning Independence,” and has discussed with EY their independence from the Company.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2016 Annual Report on Form 10-K for filing with the Commission.

The Audit Committee:

Douglas N. Benham

J. Chandler Martin

Dianna F. Morgan

Other Information about the Meeting

Voting and Attendance Information

How to vote: You may vote by proxy by internet, telephone or mail, or you may attend the meeting and vote in person. Please see your proxy card or Notice Regarding the Availability of Proxy Materials for more detailed voting instructions, or refer to the information your bank, broker or other nominee provided to you. If you vote by proxy before the meeting, you may revoke your proxy at any time before it is exercised at the meeting by filing with our Corporate Secretary a written notice of revocation, submitting a proxy bearing a later date, or attending the meeting and voting in person. Please see “Attending the Meeting in Person” below for information about attending the meeting. Even if you plan to attend, we request that you vote by proxy promptly. If you attend the meeting and wish to vote in person, your proxy will not be used.

Who can vote: Only stockholders of record of CNL Healthcare Properties II common stock as of the close of business on March 31, 2017 are entitled to vote at the meeting. As of that date, we had outstanding approximately 1,289,488 shares of common stock, the only class of stock outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting. If your shares are held through a bank, broker or other nominee, see “Voting by Street Name Holders” below regarding directing your record holder on how to vote your shares.

Quorum: The presence at the meeting, in person or by proxy, of 50% of the shares outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (defined below) will be considered as shares present for purposes of determining the presence of a quorum.

Voting by Street Name Holders: If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or nominee (the “street name holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your street name holder how to vote your shares; and the street name holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your street name holder at least ten days before the meeting, the street name holder will be entitled to vote your shares in its discretion on Item 2 (Ratification of Independent Auditor), but will not be able to vote your shares on any other proposal, and your shares will be counted as “broker non-votes” on Item 1 (Election of Directors).

How your votes are counted and the votes required for approval: Shares represented by valid proxies received will be voted in the manner specified on the proxies. If no instructions are indicated on the proxy, the proxy will be voted as recommended by our Board. If other matters are properly presented at the meeting for consideration, the persons appointed as proxies on your proxy card will have the discretion to vote on these matters for you. The affirmative vote of a majority of the votes cast on each matter will be required to elect each director and to ratify the appointment of our independent auditor. Abstentions and broker non-votes will not be considered as votes cast with respect to the applicable matter and, therefore, will have no effect on the voting results.

Attending the Meeting in Person: Only stockholders of record as of the record date, March 31, 2017, or their proxy holders and our guests may attend the 2017 Annual Meeting of Stockholders. Personal photo identification will be required to enter the meeting. Below is additional information regarding required documentation necessary for admission to the meeting, which will be held at CNL Center at City Commons, Tower I, 13th Floor, 450 South Orange Avenue, Orlando, Florida 32801. To obtain directions to the 2017 Annual Meeting, please call the Company at (407) 650-1000.

The use of cameras at the meeting is prohibited and cameras will not be allowed into the meeting or any other adjacent areas, except by credentialed media. We realize that many mobile phones have built-in cameras. While these phones may be brought into the venue, the camera function may not be used at any time. For safety and security reasons, bags, briefcases and other items will be subject to security check.

If your shares are held in street name (in the name of your broker, bank or other nominee), please bring to the meeting an account statement or letter from the street name holder indicating that you beneficially owned the shares on March 31, 2017, the record date for voting. You may not vote your shares in person at the meeting, unless you obtain a legal proxy from the record holder that holds your shares.

Revocation of Proxies

You may revoke your proxy and change your vote before the proxies are voted at the 2017 Annual Meeting. You may change your vote using the internet or telephone methods described herein, prior to the applicable cutoff time before the 2017 Annual Meeting, in which case only your latest internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new form of proxy dated as of a later date, or by attending the 2017 Annual Meeting and voting in person. However, your attendance at the 2017 Annual Meeting will not automatically revoke your proxy, unless you properly vote at the meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company prior to the meeting at the following address: CNL Healthcare Properties II, Inc., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, 32801, Attention: Corporate Secretary.

Stockholder Proposals and Nominations for the 2018 Annual Stockholders’ Meeting

Proposals received from stockholders are given careful consideration by us in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2018 annual meeting of stockholders if they are received by us on or before December 20, 2017. However, if we hold our 2018 annual meeting before May 13, 2018 or after July 12, 2018, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials. Proposals should be sent to: Corporate Secretary, CNL Healthcare Properties II, Inc. CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Under our bylaws, in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to our Corporate Secretary not less than 120 days nor more than 150 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date that is more than 30 days prior to or more than 30 days after such anniversary date, the notice given by the stockholder must be received not earlier than the 150th day prior to such annual meeting, and not later than the later of (i) the 120th day prior to such annual meeting or (ii)  the tenth day following the day on which public announcement of the date of such meeting is first made.

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board. In addition to the solicitation of proxies by mail or internet, proxies may be solicited by telephone, facsimile or in person by directors and officers of the Company, or certain employees of CNL Capital Markets Corp., CNL Securities Corp., and affiliates of our Advisor, without special compensation therefor. In addition, we have retained Broadridge Investor Communications Solutions, Inc. to assist in the solicitation of proxies for a fee of approximately $1,500, plus reimbursement for reasonable out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by us.

Elimination of Duplicative Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of the Proxy Statement or annual report to stockholders may have been sent to multiple stockholders in one household. We will promptly deliver a separate copy of either document to stockholders who write or call us at the following address or telephone number: CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attn: Corporate Secretary, telephone: (866) 650-0650. Stockholders wishing to receive separate copies of the Proxy Statement or annual report to stockholders in the future, or stockholders currently receiving multiple copies of the Proxy Statement or the annual report who would prefer that a single copy of each be delivered, should contact their bank, broker or other nominee record holder or Broadridge Investor Communications Solutions, Inc. at (877) 777-4999.

Other Matters

The Board does not know of any business to be presented at the 2017 Annual Meeting of Stockholders other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the meeting, the proxies will vote the shares in their discretion.

Exhibit A-I

EXHIBIT A

LETTER FROM PRICEWATERHOUSECOOPERS, LLC

August 1, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by CNL Healthcare Properties II, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of CNL Healthcare Properties II, Inc. dated July 26, 2016. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orlando, Florida

Item 4.01 Changes in Registrant’s Certifying Accountant.

The audit committee of the board of directors (the “Audit Committee”) of CNL Healthcare Properties II, Inc. (the “Company”), in accordance with sound corporate governance practices, issued a request for proposals (the “Audit RFP”) to provide the Company with the opportunity to review other auditing firms as prospective independent registered public accounting firms and to consider the benefits and detriments of changing independent registered public accounting firms. The Audit RFP was issued to several large public accounting firms in June 2016. PricewaterhouseCoopers LLP (“PwC”) previously served as the principal independent registered public accounting firm for the Company.

On July 26, 2016, the Audit Committee approved the dismissal of, and the Company dismissed PwC as the Company’s independent registered public accounting firm effective upon completion of the review of the interim financial information to be included in the Company’s Form 10-Q for the quarter ended June 30, 2016 and the filing of the Company’s Form 10-Q for the quarter ended June 30, 2016 (the “Effective Date”). On the same date, the audit committee appointed Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm effective as of the Effective Date.

The Company was organized on July 10, 2015. PwC was initially engaged as the Company’s independent registered public accounting firm on July 27, 2015. The reports of PwC regarding the consolidated balance sheets of the Company as of July 17, 2015 and December 31, 2015 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from July 27, 2015 through December 31, 2015 and the subsequent interim period from January 1, 2016 through July 26, 2016, the Company did not (i) have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated balance sheets, or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

ANNEX 1

2017 FORM OF PROXY

P.O. BOX 4920 ORLANDO, FL 32802-4920	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
Register to receive all future stockholder communications electronically, instead of in print by mail. This means that the annual report, Proxy Statement, and other correspondence can be accessed via the Internet, including distribution statements and tax forms. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, visit our website at www.cnlhealthcarepropertiesii.com/gopaperless.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E28088-P90699	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNL HEALTHCARE PROPERTIES II, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
1.	Election of five (5) directors, each for a term expiring at the 2018 annual meeting of stockholders and until his successor is duly elected and qualifies.	☐	☐	☐
Nominees

01) Thomas K. Sittema 04) J. Chandler Martin
02) Stephen H. Mauldin 05) Dianna F. Morgan
03) Douglas N. Benham

						For	Against	Abstain

2.	Ratification of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2017.					☐	☐	☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Proxy Statement and notice of the 2017 Annual Meeting and our 2016 Annual Report to Stockholders with respect to our 2016 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the 2017 Annual Meeting. This proxy may be revoked at any time before it is exercised.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement and the 2016 Annual Report to Stockholders are available at:

www.proxyvote.com

E28089-P90699

PROXY

CNL HEALTHCARE PROPERTIES II, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints each of Thomas K. Sittema and Stephen H. Mauldin, each of them as proxies with full power of substitution in each to attend, for and in the name of the undersigned to appear and vote all shares of common stock of CNL Healthcare Properties II, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 12, 2017, at 11:00 a.m., Eastern Time, and at any and all adjournments thereof, with all powers the undersigned would have if personally present, hereby revoking all proxies previously given.

The votes entitled to be cast by the undersigned will be cast as directed. If the Proxy is executed, but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR ALL” or “FOR” the proposals stated.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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ADMISSION TICKET

2017 Annual Meeting of Stockholders

Monday, June 12, 2017, 11:00 a.m. Eastern Time

CNL City Center

450 S. Orange Avenue

Orlando, Florida 32801

Stockholders who do not present a photo ID and an admission ticket or verification of ownership may not be admitted to the meeting.

Attached below is your proxy card for the 2017 Annual Meeting of Stockholders of CNL Healthcare Properties II, Inc.

You may vote by Telephone, by Internet, or by Mail.

To vote by Telephone or Internet, see instructions on reverse side.

To vote by Mail, please return your proxy in the enclosed Business Reply Envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com

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ANNEX 2

Please Vote! YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY. Reduce corporate expenses by submitting your vote by Internet at proxyvote.com.

☐	Read the Enclosed Materials...

Enclosed is the following information for the CNL Healthcare Properties II, Inc. Annual Meeting of Stockholders:

•	2016 Annual Report

•	Proxy Statement that describes the proposals to be voted upon

•	Proxy card for each registration*

*	You may have more than one proxy card included in your packet because you have multiple registrations.

Please be sure to vote all proxies in your packet.

☐	Vote by Internet…

Visit proxyvote.com and follow the online instructions to cast your vote. Your control number is located on the proxy card.

☐	…Or Complete the Proxy Card and Return by Mail…

On the proxy card, cast your vote on the proposals, sign and return it in the postage-paid envelope provided.

Please note, all parties must sign.

☐	...Or Vote by Telephone

Call 800-690-6903 using a touch-tone telephone and follow the simple, recorded instructions. Your control number is located on the proxy card.

If you voted by Internet or by phone, please DO NOT mail back the proxy card.

☐	For Assistance…

If you have any questions or need assistance with completing your proxy card, please call our proxy solicitor, Broadridge Investor Communication Solutions, Inc., at (877) 777-4999.

Thank you!

We appreciate your participation and support. Again, please be sure to vote. Your vote is important!

Visit cnlhealthcarepropertiesii.com/gopaperless to sign up for electronic delivery of future stockholder materials.

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